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                                   Exhibit 10

                        Consent of Independent Accountant


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[PRICEWATERHOUSECOOPERS LETTERHEAD]
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in Post-Effective Amendment No. 21 to the Registration Statement of Sentry Variable Account II (the "Account") on Form N-4 (File No. 2-87072) in the Statement of Additional Information of:

         (1) Our report dated February 11, 1999, on our audits of the financial statements of the Account; and

         (2) Our report dated February 12, 1999, on our audits of the statutory-basis financial statements of Sentry Life Insurance Company.

We also consent to the reference to our Firm under the caption "Independent Accountant" in the Statement of Additional Information.


s/ PricewaterhouseCoopers LLP


December 30, 1999